Exhibit 10.36.6

             SIXTH AMENDMENT TO CREDIT AGREEMENT

     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Sixth Amendment"), dated as of September 30, 1997, is entered into by and among RIGHTCHOICE MANAGED CARE, INC. (the "Company"), the several financial institutions party hereto (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for itself and the Banks (the "Administrative Agent") and NATIONSBANK, N.A., the successor to The Boatman's National Bank of St. Louis, as co-agent for the Banks (the "Co-Agent"), and amends the Credit Agreement dated as of August 10, 1995 among the Company, the Banks, the Administrative Agent and the Co-Agent, as amended by a First Amendment to Credit Agreement dated as of November 14, 1995, a Consent and Second Amendment to Credit Agreement dated as of December 29, 1995, a Third Amendment to Credit Agreement dated as of August 9, 1996, a Fourth Amendment to Credit Agreement dated as of November 13, 1996 and a Fifth Amendment to Credit Agreement dated as of February 11, 1997 (as so amended, the "Agreement").

                           RECITAL

     The Company has requested that the Agreement be amended on the terms and conditions set forth herein, and the Banks, the Administrative Agent and the Co-Agent are willing to do so.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All terms used herein shall have the same meaning as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

2. Amendatory Provisions to Agreement. The parties hereto agree that the Agreement is hereby amended as follows:

(a)            The definition of the term "Applicable
Margin" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Applicable Margin" means, in the case of Loans bearing interest at the Offshore Rate, 2.75% (or 275 basis points) and, in the case of Loans bearing interest at the Base Rate, 1.75% (or 175 basis points).

(b)            The definition of the term "Consolidated
Capital Expenditures" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Consolidated Capital Expenditures" means, for any period, the capital expenditures of the Company and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of cashflow of the Company and its Subsidiaries for such period.

(c)            The definition of the term "EBITDA" in
Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "EBITDA" means, with respect to the Company and its Subsidiaries for any applicable period, Net Income for such period, plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense; (ii) federal, state, and local and foreign income taxes; (iii) depletion, depreciation, and amortization of tangible and intangible assets; (iv) solely with respect to the Company's fiscal years ending December 31, 1996 and 1997, up to an aggregate of $7,000,000 of one-time expenses incurred in connection with the relocation of the Company's service center; and (v) the charge taken by the Company during the fiscal quarter ending September 30, 1997 for accruing a loss reserve in an amount not to exceed $30,000,000 for the Missouri Consolidated Health Care Plan ("MCHCP"), and less, (i) the amount of any loss reserve amortization of this MCHCP reserve during the applicable period and (ii) any gain resulting from the reversal of any loss recorded by the Company in connection with its pending litigation with MCHCP.

(d)            The definition of the term "Interest Payment
Date" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month.

(e) The definition of the term "Interest Period" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Interest Period" means, as to any Offshore Rate
     Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one month thereafter;

provided that:

     (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

     (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii)       no Interest Period for any Loan shall
     extend beyond August 10, 2000.

(f)            The definition of the term "Net Cash
Proceeds" in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

          "Net Cash Proceeds" means with respect to any Equity Issuance involving an offering of the securities of the Company or any issuance by the Company or any Subsidiary of debt securities, the excess of (i) the gross cash proceeds received by such Person as a result of such Equity Issuance or debt issuance over (ii) all reasonable fees and expenses (including underwriting discounts and legal, investment banking and accounting and other professional fees) and disbursements actually incurred in connection therewith.

(g) There shall be added to Section 1.1 of the Agreement, in appropriate alphabetical sequence, a new definition reading in its entirety as follows:

          "Net Sales Proceeds" means with respect to any sale or disposition of property by the Company or its Subsidiaries, the excess of (i) the gross cash proceeds received by the Company or such Subsidiary as a result of such sale or disposition over (ii) all reasonable fees and expenses (including underwriting discounts and legal, investment banking and accounting and other professional fees) and disbursements actually incurred in connection therewith.

(h) Schedule 2.1 of the Agreement is amended and restated in its entirety to read as set forth on Schedule
2.1 hereto.

(i)            Immediately following the caption of Section
2.7 of the Agreement and before the beginning of the existing text, there shall be added the following: "(a)".
The chart appearing in Section 2.7(a) of the Agreement is amended and restated in its entirety to read as follows:

             Date         Maximum Commitment
        October 1, 1997      $ 50,000,000
        March 31, 1998       $ 48,750,000
        June 30, 1998        $ 47,500,000
        September 30, 1998   $ 46,250,000
        December 31, 1998    $ 45,000,000
        March 31, 1999       $ 42,500,000
        June 30, 1999        $ 40,000,000
        September 30, 1999   $ 37,500,000
        December 31, 1999    $ 35,000,000
        March 31, 2000       $ 32,500,000
        June 30, 2000        $ 30,000,000
        August 10, 2000      $          0

(j)            Immediately following Section 2.7(a) of the
Agreement, there shall be added the following:

          "(b) There shall be a mandatory reduction of the Commitments in the amounts set forth below not later than one Business Day after the Company or any of its Subsidiaries receives proceeds from any of the following:

                    (i)  all Net Sales Proceeds from any
          sale or disposition by the Company or any of its Subsidiaries of any property to the extent required under Section 7.3(d) and Section 7.3(e);

                    (ii) all Net Cash Proceeds from any
          Equity Issuance by the Company or any Subsidiary
          (including without limitation, any Equity Issuance to Blue Cross and Blue Shield of Missouri);

                    (iii)     all Net Cash Proceeds received
          by the Company or any Subsidiary from any issuance of any debt securities or instruments permitted hereunder (including without limitation, any debt securities or instruments issued in favor of Blue Cross and Blue Shield of Missouri but excluding any indebtedness permitted pursuant to Section 7.6);

               (iv) subject to applicable law and
          restrictions, all indefeasible payments received by the Company or any Subsidiary from the settlement of, or prosecution of, the pending litigation by the Company against MCHCP, net of all reasonable fees and expenses (including legal, accounting and other professional fees) and disbursements actually incurred in connection therewith; and

               (v)  all proceeds received by the Company
          from the repayment by a Subsidiary of the Company of any "surplus or contribution notes," as such terms are defined in Chapter 375 of Title XXIV of the Missouri statutes.

     All such mandatory reductions of the Commitments shall be applied to scheduled commitment reductions set forth in Section 2.7 in the inverse order of maturity."

(k)            Subsection (a) of Section 2.9 of the
Agreement is amended and restated in its entirety to read as follows:

          "(a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), plus, in each case, the Applicable Margin."

(l)            Subsection (b) of Section 2.10 of the
Agreement is amended and restated in its entirety to read as follows:

          "(b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, at a rate per annum equal to .50%. Such commitment fee shall accrue and be payable quarterly in arrears on the last Business Day of each June, September, December and March through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section
     2.5 or Section 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the immediately following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times, including at any time during which one or more conditions in
     Article IV are not met."

(m) Section 6.1(b) of the Agreement is hereby amended (i) by adding "and consolidating" after the word
"consolidated" in the fourth and sixth lines thereof and
(ii) by deleting the word "and" at the end thereof.

(n) Section 6.1(c) of the Agreement is hereby amended by adding the following clause immediately prior to the end thereof: ", copies of all financial statements for such fiscal year filed by the Company or any Subsidiary with any Governmental Authority and a copy of the reconciliation by the Independent Auditor of the annual consolidated financial statements described in clause (a) above with the consolidating financial statements described in this clause
(c)."

(o) Section 6.1(d) of the Agreement is hereby amended by deleting "statement of income" from the fifth line thereof and substituting therefor "statements of income and cash flows".

(p) Section 6.2(d) of the Agreement is hereby amended by replacing the period at the end thereof with a semicolon.

(q)            There shall be added to the Agreement a new
Section 6.1(e) reading in its entirety as follows:

          "(e) promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by its independent public accountants in connection with the accounts or books of the Company or any of its Subsidiaries, or any audit of any of them (except for information submitted by such accountants in connection with litigation involving the Company or any of its Subsidiaries);

(r)            There shall be added to the Agreement a new
Section 6.1(f) reading in its entirety as follows:

          "(f) of the failure of the Company or any Subsidiary to meet the applicable minimum capital benchmark requirements of Blue Cross and Blue Shield."

(s)            There shall be added to the Agreement a new
Section 6.2(f) reading in its entirety as follows:

          "(f) as soon as available and in any event within 10 days after the end of each month, copies of all publicly available documents in connection with the litigation between the Missouri Department of Insurance (the "DOI") and Blue Cross and Blue Shield of Missouri described in the Company's 1996 Annual Report, the pending litigation between the Company and MCHCP and any other material litigation affecting the Company or any of its Subsidiaries for which the Majority Banks shall have requested such information."

(t)            Section 6.3 of the Agreement is hereby
amended by adding thereto the following paragraph immediately prior to the end thereof:

          "Not less than ten days prior to the consummation of any acquisition or Investment otherwise permitted by Sections 7.5(d) or (e) hereof, (i) the Company shall deliver to the Administrative Agent: (A) a written description of such acquisition or Investment; and (B) if requested by the Administrative Agent, copies of all agreements and Governmental Approvals relating to such acquisition or Investment and (ii) the Company shall calculate and deliver to the Administrative Agent, a certificate demonstrating compliance with the covenants set forth in Section 7.5 on a proforma basis as though such transaction had been consummated on the first day of the Fiscal Quarter immediately prior to the date of determination."

(u) Section 7.1(b) of the Agreement is amended and restated in its entirety to read as follows:

          "(b) At any time, its Adjusted Net Worth to be less than the sum of (i) $125,000,000, plus (ii) 75% of Net Income since September 30, 1997 to the extent the same is a positive amount, plus (iii) 100% of the Net Cash Proceeds of any Equity Issuance occurring after September 30, 1997."

(v) Section 7.1(c) of the Agreement is amended and restated in its entirety as follows:

          "(c) At any time during the following periods, its Debt to EBITDA Ratio to exceed the ratio set forth below opposite such period:

                                            Maximum
                    Period              Permitted Ratio
               9/30/97 - 12/31/97          2.85 to 1.00
               1/01/98 -  3/31/98          7.00 to 1.00
               4/01/98 -  6/30/98          7.00 to 1.00
               7/01/98 -  9/30/98          5.10 to 1.00
              10/01/98 - 12/31/98          4.00 to 1.00
               1/01/99 -  3/31/99          3.15 to 1.00
               4/01/99 -  6/30/99          2.50 to 1.00
               7/01/99 and thereafter      2.00 to 1.00

(w) Section 7.1(d) of the Agreement is amended and restated in its entirety as follows:

          "(d) As of the end of any fiscal quarter of the Company, its Fixed Charge Coverage Ratio to be less than the ratio set forth below opposite such quarter:

                   Fiscal              Minimum
               Quarter Ended       Permitted Ratio
                  9/30/97             1.40 to 1.00
                  12/31/97            1.40 to 1.00
                  3/31/98             0.80 to 1.00
                  6/30/98             0.75 to 1.00
                  9/30/98             1.00 to 1.00
                  12/31/99            1.10 to 1.00
                  3/31/99             1.25 to 1.00
                  6/30/99             1.45 to 1.00
                  9/30/99             1.50 to 1.00
                 12/31/99             1.55 to 1.00
                  3/31/00             1.75 to 1.00
             6/30/00 and Thereafter   2.00 to 1.00

(x) Section 7.2 (j) of the Agreement is hereby amended by deleting the figure "$5,000,000" and replacing it with the figure "$1,000,000".

(y) Section 7.2(n) of the Agreement is hereby amended by adding the following clause at the end thereof :
"provided that the aggregate face amount of such Letters of Credit shall in no event exceed $1,000,000."

(z) Section 7.3 of the Agreement is amended and restated in its entirety to read as follows:

          "7.3 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transaction) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except for the following ("Permitted Asset Dispositions"):

          (a)  dispositions permitted by Section 7.2 or
     Section 7.11(c);

          (b) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (d) dispositions of property by the Company or any Subsidiary to the Company or to any Wholly-Owned Subsidiary pursuant to reasonable business requirements; provided that such dispositions are conducted on an arms' length basis and for consideration of cash, Marketable Securities or a combination thereof and, to the extent such consideration is received by the Company and not used as set forth in Section 7.3(c), it is applied to reduce the Commitments pursuant to Section 2.7(b); and

          (e)  dispositions not otherwise permitted
     hereunder which are made for fair market value;
     provided, that (i) at the time of any disposition no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) to the extent that Net Sales Proceeds of all assets sold by the Company and its Subsidiaries from October 1, 1997 through the Termination Date and to which this Section
     7.3(e) applies exceed $2,000,000, such excess shall be applied to reduce the Commitments pursuant to Section
     2.7(b)."

(aa) Section 7.5(c) of the Agreement is amended by adding the following clause at the end thereof: "provided that except for extensions of credit in the ordinary course of business and consistent with the Company's historical practices, all such extensions of credit must be permitted by Section 7.6(f) and provided, further, that both immediately before and immediately after giving effect thereto no Default exists hereunder;"

(bb) Section 7.5(d) of the Agreement is amended and restated in its entirety to read as follows:

          (d) investments incurred in order to consummate Acquisitions; provided that (i) the amount of investment by the Company or its Subsidiaries with respect to any such Acquisition, together with the amount of investment by the Company with respect to all prior Acquisitions undertaken by the Company and its Subsidiaries from October 1, 1997 (x) through December 31, 1998 shall not exceed $2,500,000 in total consideration and (y) through the Termination Date shall not exceed $5,000,000 in total consideration,
     (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law and both before and after giving effect thereto no Default exists hereunder (including, without limitation, on a pro forma basis, under Section 7.1 hereof); and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; or

(cc) Section 7.5(e) of the Agreement is amended and restated in its entirety to read as follows:

          (e)  investments in Joint Ventures from October 1,
     1997 (i) through December 31, 1998 not to exceed
     $1,000,000 in the aggregate and (ii) through the Termination Date not to exceed $2,000,000 in the aggregate;

(dd) Section 7.6(d) of the Agreement is hereby amended by deleting the figure "$5,000,000" and replacing it with the figure "$1,000,000".

(ee) Section 7.6(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) (i) indebtedness of any Subsidiary to the Company outstanding as of October 1, 1997, (ii) up to $30,000,000 of additional indebtedness of the Company's Subsidiaries to the Company incurred from October 1, 1997 through December 31, 1997 and (iii) up to (x) $10,000,000 of additional indebtedness of the Company's Subsidiaries to the Company plus (y) any unused portion of the availability under clause (ii) above, incurred at any time thereafter; provided, however, that no indebtedness permitted by clauses (ii) and (iii) shall be incurred by a Subsidiary except to the extent necessary to meet regulatory capital requirements or capital requirements of Blue Cross and Blue Shield; and

(ff) Section 7.9 of the Agreement is hereby amended by deleting the period at the end of clause (d) thereof and replacing it with "; and" and by adding a new clause (e) immediately thereafter reading in its entirety as follows:

          "(e) the guarantee by the Company of up to $1,500,000 of the indebtedness of HealthCare
     Interchange Inc. outstanding as of September 30, 1997."

(gg) Section 7.11(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
"[intentionally deleted]".

(hh)          Section 7.12 of the Agreement is hereby amended
(i) by deleting the semicolon and "and" at the end of the clause (b) thereof and substituting a period therefor and
(ii) by deleting clause (c) in its entirety.

(ii) Section 7.17(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

          (a) The Company shall not, and shall not suffer or permit any Subsidiary to, make Consolidated Capital Expenditures (excluding any capital expenditures with respect to the development of a comprehensive information and operations strategy ("IOS Project")) in any fiscal year of the Company in excess of the amount set forth below for such fiscal year:

          Year           Maximum Capital Expenditures (Non IOS)

          1997           $1,500,000 plus all capital expenditures made
                         through 9/30/97
          1998           $3,200,000
          1999           $3,400,000
          2000           $3,500,000; and

     the Company shall not, and shall not suffer or permit any Subsidiary to, make Consolidated Capital
     Expenditures with respect to the IOS Project in any fiscal year of the Company in excess of the amount set forth below for such fiscal year:

          Year           Maximum IOS Capital Expenditures

          1997           $  6,500,000 plus all IOS capital expenditures
                         made through 9/30/97
          1998           $10,000,000
          1999           $ 4,500,000
          2000           $ 4,500,000

     provided, however, that to the extent that the Consolidated Capital Expenditures in any year are less than the maximum Consolidated Capital Expenditures permitted by the schedules set forth above, such unused portion may be carried over by the Company to the following year of the applicable schedule.

(jj) Section 7.17(b) of the Agreement is hereby deleted.

(kk) Section 8.1(l) of the Agreement is hereby amended by inserting the phrase "(including, without limitation, the license to use the "Blue Cross" and "Blue Shield" names) after the word "franchise" in the fifth line thereof.

(ll) Section 8.1 of the Agreement is amended by replacing the period at the end of subsection (o) thereof with "; or" and adding the following subsection immediately thereafter:

          "(p) Reserve Default.  The Company or any
     Subsidiary thereof fails to meet the applicable minimum statutory reserve requirements of the State of Missouri or the Company or any Subsidiary thereof fails to meet the applicable minimum capital benchmark requirements of Blue Cross and Blue Shield and, in the latter case, such deficiency shall not be cured within 45 days after the occurrence thereof."

(mm) Section 10.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "10.4     Costs and Expenses.  The Company shall:

               (a)  whether or not the transactions
     contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent) and each Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transaction contemplated hereby and thereby including reasonable Attorney Costs and reasonable fees and costs of Other Professionals incurred by BofA (including in its capacity as Administrative Agent) with respect thereto; and; provided, however, prior to the occurrence of an Event of Default, (i) Other Professionals shall be retained only at the request of Majority Banks, (ii) the selection of such Other Professionals and their role shall be mutually acceptable to the Company and the Administrative Agent and (iii) the Company's liability for the fees and costs of Other Professionals shall not exceed $100,000;

               (b)  pay or reimburse the Administrative
     Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including reasonable Attorney Costs and all reasonable fees and costs of Other Professionals) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding). For purposes of this Section 10.4, the term "Other Professionals" means, collectively, all accountants and consultants employed, retained or internally used by the Administrative Agent, the Arranger or any Bank in performing any of its rights, duties or obligation or in asserting any of its rights or remedies under this Agreement or any Loan Document."

3. Representations and Warranties. The Company represents and warrants to the Banks, the Administrative
Agent and the Co-Agent:

3.1 Authorization. The execution, delivery and performance of this Sixth Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

3.2 Binding Obligation. This Sixth Amendment and the Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

3.3 No Legal Obstacles to Agreements. Neither the execution of this Sixth Amendment, the making by the Company of any borrowings under the Agreement, nor the performance of the Agreement by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any Requirement of Law, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company, except as contemplated by the Agreement. No approval or authorization of any Governmental Authority is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Sixth Amendment, the Agreement as amended hereby, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, except as set forth on Schedule 5.3 to the Agreement.

3.4 Incorporation of Certain Representations. The representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

3.5          Default.  No Default or Event of Default under the
Agreement has occurred and is continuing.

4. Conditions, Effectiveness. The effectiveness of this Sixth Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Administrative Agent in form and substance satisfactory to Administrative Agent:

4.1 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of this Sixth Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Sixth Amendment and any instrument or agreement required hereunder on behalf of the Company.

4.2 Authorizing Resolutions. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of the Sixth Amendment, authorizing the transactions contemplated by this Sixth Amendment.

4.3          Amendment Fee.  Payment to the Administrative
Agent, for the pro rata benefit of each Bank approving this Sixth Amendment, of an amendment fee in the amount of $125,000.

4.4 Other Evidence. Such other evidence with respect to the Company or any other person as the Administrative
Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Sixth Amendment and the Agreement and the compliance with the conditions set forth herein.

5.          Miscellaneous.

5.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

5.2 Waivers. This Sixth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

5.3 Counterparts. This Sixth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Sixth Amendment shall not become effective until the Company, the Banks, the Administrative Agent and the Co-Agent shall have signed a copy hereof, and the HealthLink shall have consented hereto, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

5.4          GOVERNING LAW.  THIS SIXTH AMENDMENT, AND ANY
INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE
GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF
ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE
BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              RIGHTCHOICE MANAGED CARE, INC.


                              By:    /s/ Sandra Van Trease
                              Title: EVP and COO


                              By:    /s/ John A. O'Rourke
                              Title: President and CEO

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as
                              Administrative Agent


                              By:    /s/ Janice Hammond
                              Title: Vice President, Agency Specialist

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as a
                              Bank


                              By:    /s/ Edward S. Han
                              Title: Vice President

                              NATIONSBANK, N.A., as Co-Agent
                              and as a Bank


                              By:    /s/ Forest Scott Singhoff
                              Title: Senior Vice President

                              THE BANK OF NOVA SCOTIA


                              By:    /s/ W.J. Brown
                              Title: Vice President

                              MERCANTILE BANK NATIONAL
                              ASSOCIATION


                              By:    /s/ Ann L. Vazquez
                              Title: Vice President

                              BANK OF MONTREAL


                              By:
                              Title:

                    CONSENT OF GUARANTOR


     The undersigned, as guarantor of the obligations of RightChoice Managed Care Inc. (the "Company") under the HealthLink Guaranty dated as of August 10, 1995, hereby consents to the foregoing Sixth Amendment to Credit Agreement dated as of even date herewith and confirms that the HealthLink Guaranty remains in full force and effect after giving effect thereto and represents and warrants that there is no defense, counterclaim or offset of any type or nature thereunder. Capitalized terms used herein have the meanings specified in the foregoing Sixth Amendment.

Dated as of September 30, 1997

                              HEALTH LINK, INC.


                              By:    /s/ John A. O'Rourke
                              Title: Chairman of the Board

                        SCHEDULE 2.1

               COMMITMENTS AND PRO RATA SHARES


                 Bank            Commitment       Pro Rata Share

          Bank of America
          National Trust and
          Savings Association    $ 16,000,000           32%

          NationsBank, N.A.      $ 14,000,000           28%

          Bank of Montreal       $  8,000,000           16%

          The Bank of
          Nova Scotia            $  8,000,000           16%

          Mercantile
          Bank National
          Association            $   4,000,000           8%

                TOTAL            $  50,000,000         100%